CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees
Wells Fargo Funds Trust

We consent to the use of our reports dated May 24, 2019, with respect to the financial statements of Wells Fargo Intrinsic Small Cap Value Fund and Wells Fargo Fundamental Small Cap Growth Fund (formerly Wells Fargo Traditional Small Cap Growth Fund), two of the funds comprising Wells Fargo Funds Trust, as of March 31, 2019, incorporated herein by reference and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

Boston, Massachusetts
April 2, 2020

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees
Wells Fargo Funds Trust

We consent to the use of our report dated November 25, 2019, with respect to the financial statements of Wells Fargo Opportunity Fund, one of the funds comprising Wells Fargo Funds Trust, as of September 30, 2019, incorporated herein by reference, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

Boston, Massachusetts
April 2, 2020